CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 17 to the Registration Statement on Form N-4 (No. 333-163881) (the “Registration Statement”) of our reports dated April 11, 2024 relating to the statutory basis financial statements and supplemental information of Transamerica Financial Life Insurance Company and Transamerica Life Insurance Company. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statements.

/s/ PricewaterhouseCoopers LLP

Chicago, IL

April 25, 2025